As filed with the Securities and Exchange Commission on July 25, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Medco Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3461740
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
100 Parsons Pond Drive
Franklin Lakes, New Jersey 07417
(Address of principal executive offices)
Medco Health Solutions, Inc. 2002 Stock Incentive Plan
(Full title of the Plan)
Thomas M. Moriarty, General Counsel, Secretary and
President, Global Pharmaceutical Strategies
Medco Health Solutions, Inc.
100 Parsons Pond Drive
Franklin Lakes, New Jersey 07417
(Name and address of agent for service)
(201) 269-3400
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, $0.01 par value per share, to be issued under the 2002 Stock Incentive Plan	17,400,000 (1)	$55.22 (2)	$960,828,000 (2)	$111,552

(1)	This Registration Statement shall also cover any additional shares of the common stock (the “Common Stock”) which become issuable under the 2002 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Medco Health Solutions, Inc. (the “Registrant”) which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The Proposed Maximum Offering Price Per Share is calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee, on the basis of $55.22 per share, the average of the high ($56.04) and low ($54.40) prices per share of the Registrant’s Common Stock reported on the New York Stock Exchange on July 20, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.**
Item 2. Registrant Information and Employee Plan Annual Information.**

**	The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be delivered to participants covered by this Registration Statement in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
(a)	The Registrant’s annual report on Form 10-K filed with the SEC on February 22, 2011 for the fiscal year ended December 25, 2010;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10, filed August 7, 2003 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee of or agent to the corporation (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.
The Registrant’s amended and restated certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:
•	any breach of the director’s duty of loyalty to the company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.
The Registrant’s amended and restated bylaws provide that, to the fullest extent permitted by law, the Registrant will indemnify any person made or threatened to be made a party to any action by reason of the fact that the person is or was a director or officer of the Registrant, or serves or served as a director or officer of any other enterprise at the Registrant’s request. The Registrant will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when the Registrant receives an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by the Registrant. Any amendment of this provision of the bylaws will not reduce the Registrant’s indemnification obligations relating to actions taken before an amendment.
The Registrant has obtained policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to its directors or officers.
Item 7. Exemption From Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Name

5.1	Opinion and Consent of Thomas M. Moriarty, General Counsel, Secretary and President, Global Pharmaceutical Strategies
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Thomas M. Moriarty, General Counsel, Secretary and President, Global Pharmaceutical Strategies (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1
Medco Health Solutions, Inc. 2002 Stock Incentive Plan, as amended and restated as of May 24, 2011 (which is incorporated herein by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed on May 26, 2011)

Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, County of Bergen, State of New Jersey, on July 25, 2011.

MEDCO HEALTH SOLUTIONS, INC.
By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and President, Global Pharmaceutical Strategies
POWER OF ATTORNEY
Each of the undersigned directors of Medco Health Solutions, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints David B. Snow, Jr. and Thomas M. Moriarty, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in his or her capacity as a director, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to 17,400,000 shares of Common Stock that are issuable under the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Plan”) and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the shares and the issuance thereof pursuant to the terms of the Plan.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Medco Health Solutions, Inc.
Dated: July 25, 2011	/s/ David B. Snow, Jr.
	Name:	David B. Snow, Jr.
	Title:	Chairman and Chief Executive Officer

Dated: July 25, 2011	/s/ Richard J. Rubino
	Name:	Richard J. Rubino
	Title:	Senior Vice President, Finance and Chief Financial Officer

Dated: July 25, 2011	/s/ Howard W. Barker, Jr.
	Name:	Howard W. Barker, Jr.
	Title:	Director

Dated: July 25, 2011	/s/ John L. Cassis
	Name:	John L. Cassis
	Title:	Director

Dated: July 25, 2011	/s/ Michael Goldstein
	Name:	Michael Goldstein
	Title:	Director

Dated: July 25, 2011	/s/ Charles M. Lillis, Ph.D.
	Name:	Charles M. Lillis, Ph.D.
	Title:	Director

Dated: July 25, 2011	/s/ Myrtle S. Potter
	Name:	Myrtle S. Potter
	Title:	Director

Dated: July 25, 2011	/s/ William L. Roper, MD, MPH
	Name:	William L. Roper, MD, MPH
	Title:	Director

Dated: July 25, 2011	/s/ David D. Stevens
	Name:	David D. Stevens
	Title:	Director

Dated: July 25, 2011	/s/ Blenda J. Wilson, Ph.D.
	Name:	Blenda J. Wilson, Ph.D.
	Title:	Director
EXHIBIT INDEX

Exhibit Number	Name
5.1	Opinion and Consent of Thomas M. Moriarty, General Counsel, Secretary and President, Global Pharmaceutical Strategies
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Thomas M. Moriarty, General Counsel, Secretary and President, Global Pharmaceutical Strategies (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1
Medco Health Solutions, Inc. 2002 Stock Incentive Plan, as amended and restated as of May 24, 2011 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 26, 2011)